                                                                    EXHIBIT 10.2


                       AMENDMENT TO EMPLOYMENT AGREEMENT


    THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") dated as of February 1, 1999, is made and entered into by and between Financialweb. com, Inc., a Nevada corporation (the "Company"), and James P. Gagel, a Florida resident (hereinafter "Counsel").

                                  WITNESSETH:

    WHEREAS, Counsel has been employed as Counsel for the Company since
December 1, 1998 on a 25 hour per week basis, with hours in excess thereof being billed to the Company at Counsel's regular hourly rate;

    WHEREAS, the Company has been in greater need of Counsel's services than originally anticipated, and has in fact utilized said services for at least 40 hours per week since his initial employment;

    WHEREAS, the Company fully expects that said services will continue to be needed on a full time basis;

    WHEREAS, Counsel expertise, ability and knowledge of the business and affairs of the Company are unique and essential to its successful operation;

    WHEREAS, the Board of Directors of the Company (the "Board") recognizes that Counsel's contribution to the growth and success of the Company will be substantial, and the Board has determined that this Agreement will reinforce and encourage Counsel's attention and dedication to the Company and is in the best interests of the Company, and

    WHEREAS, the Board desires to provide for the continued employment of Counsel and Counsel is willing to commit himself to continue to serve the Company.

    NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency all of which are forever acknowledged and confessed, the parties hereby agree as follows:

    1.   Agreement for Continued Employment.

    1.1 Employment. The Company (including its successors, present and future subsidiaries, affiliates or divisions of the Company or any one or more other entities to which the business or functions of the Company may be transferred) hereby engages and employs and agrees to continue to employ Counsel, and Counsel accepts such engagement and employment as Counsel of the Company and agrees to serve the

Company on the terms specified in Counsel's Agreement with the Company dated December 1, 1998, with the following amendments:

    1.1 Base Salary. As of February 1, 1999, Counsel shall devote a minimum of 40 hours per week to the affairs of the Company, and Company agrees to compensate and pay Counsel a base salary at the rate of $86,000 per annum. On December 1, 1999, Counsel's base salary shall be increased to $98,000, and on December 1, 2000 said salary shall be increased to $112,000.

    1.2 Billable Hours. Counsel shall not bill the Company for any "additional time" for services rendered, in view of his full time commitment to the Company pursuant to this Amended Agreement.

    2. Notices. Any notices and communications required to be given under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or delivered by hand to the parties at the addresses set forth below, or at such other addresses as any party may designate to the others by notice hereunder:

         If to Counsel: 543 South Sundance Drive, Lake Mary, Florida, 32746

    3.   Entire Agreement.

         This Amended Employment Agreement together with the Employment Agreement dated December 1, 1998 contains the entire Agreement between the parties hereto with respect to the subject matter hereof. All provisions of the Employment Agreement dated December 1, 1998 not specifically amended by this Amended Agreement remain in full force and effect. This Agreement may not be modified, amended, waived or discharged except in writing signed by all parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


          /s/ KEVIN A. LICHTMAN                     /s/ JAMES P. GAGEL
          Kevin A. Lichtman                         James P. Gagel
          President                                 Counsel

                             EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of December 1, 1998, ("Effective Date"), is made and entered into by and between Axxess, Inc., a Nevada corporation (the "Company"), and James P. Gagel a Florida resident (hereinafter "Counsel").

                                  WITNESSETH:

    WHEREAS, the Company has utilized Counsel's services on an ad hoc basis during the course of the 1998 year; and,

    WHEREAS, said services will continue to be needed on a more consistent basis, and will be more valuable to the Company if Counsel resides near the Company's principal place of business and assumes the position of General Counsel for the Company; and,

    WHEREAS, the Board of Directors of the Company (the "Board") recognizes that Counsel's contribution to the growth and success of the Company will be substantial, and the Board has determined that this Agreement will reinforce and encourage Counsel's attention and dedication to the Company and is in the best interests of the Company, and

    WHEREAS, the Board desires to provide for the employment of Counsel on a 25 hour per week basis, and Counsel is willing to relocate to Florida and become General Counsel for the Company;

    NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency all of which are forever acknowledged and confessed, the parties hereby agree as follows:

    1.   Agreement for Employment.

    1.1 Employment. The Company (including its successors, present and future subsidiaries, affiliates or divisions of the Company or any one or more other entities to which the business or functions of the Company may be transferred) hereby engages and employs and agrees to continue to employ Counsel, and Counsel accepts such engagement and employment as General Counsel (hereinafter "Counsel") of the Company and agrees to serve the Company on the terms herein specified.

    1.2 Counsel's Service. Counsel agrees to act as Counsel of the Company for so long as he holds such office of the Company. Counsel shall be located in Altamonte Springs, Florida during the term of this Agreement.

    1.3 Office of Counsel. Counsel acknowledges that the office of General Counsel of the Company is an office to which he must be appointed by the Board and that the Board has appointed Counsel to serve for a period equal to the Term. Counsel may not be removed from such office except in strict accordance with the procedures set forth in this Agreement. The removal of Counsel or expiration of Counsel's appointment shall not affect this Agreement except as specified below. Company represents and warrants to Counsel that Company's Articles of Incorporation and By-laws do not prohibit such appointment and the employment contemplated hereunder.

    2.   Scope of Duties.

    2.1 Scope of Duties. Counsel shall be responsible for all of the Company's legal matters, including the handling of labor law and personnel issues; corporate governance of the Company and its subsidiaries; mergers and acquisitions; the provision of counsel and advice on all published materials and related Company activities with respect to First Amendment matters (libel, slander, etc.); Internet law; insurance coverage; litigation management; contracts with personnel, vendors, consultants, landlords and others; management of SEC compliance; compliance with all local, state and federal laws, management of trademark, copyright, patent and trade secret issues, licensing agreements, and such other matters as may arise or be assigned by the Board of Directors.

    2.2 Required. Efforts. Counsel shall devote sufficient working time and effort to the business and affairs of the Company as may be required to accomplish the tasks assigned to him under this Agreement, except in cases of Disability or Incapacity, as hereinafter defined. This Agreement shall not be construed to prevent Counsel from investing his personal assets in businesses which do not compete with Company, or from engaging in consulting or in the practice of law, except that Counsel shall not provide services to any client that would in any way impede or threaten his ability to devote his attention to the affairs of the Company.

    3.   Term.

    3.1 Term. This Agreement shall commence on the Effective Date and continue thereafter, unless terminated as hereinafter provided, for 3 years from the Effective Date (the "Initial Term") and for successive one (1) year periods ("Renewal Terms"). The word "Term" shall mean the Initial Term as well as any and all Renewal Terms.

    3.2 Renewal. This Agreement shall be automatically extended without the action of any party at the end of the Initial Term and each Renewal Term unless either the Company or Employee delivers to the other written notice that Employee's employment hereunder will not be extended. Such notice must be delivered by the Company at least one hundred eighty (180) days prior to the expiration of the Term, and said notice must be delivered by the Employee at least thirty (30) days prior to the expiration of the term, whether the Initial Term or a Renewal Term, for which it is to be effective. Compensation for each Renewal Term shall include the same percentage increase in base salary that was received during the year prior to renewal.

    4.   Compensation.

    4.1 Base Salary. The Company agrees to compensate and pay Counsel a base salary for an average of 25 hours per week of services at the rate of $48,000. for the first year, $58,000. for the second year, and $68,000. for the third year. Salary shall be paid in equal periodic installments on the first and fifteenth days of each month. Salary may be increased in accordance with the good faith business practices of the Company and customary business practices, at the discretion of the Board of Directors.

    4.2 Billable Hours. Counsel shall maintain detailed time sheets for all services performed for the Company, and shall bill the Company at his regular rate of $150,000 for all work performed at the Company's request in excess of 25 hours per week.

    4.3 Options. Options are hereby granted for the purchase of the Company's stock as follows: (a) 25,000 shares at the December 1, 1998 closing price of $3.94 per share, (b) 25,000 shares at the closing price of December 1, 1999, and
(c) 25,000 shares at the closing price of December 1, 2000. Each of the aforementioned 3 options shall vest 12 months after the grant date, i.e., on November 30, 1999, on November 30, 2000, and on November 30, 2001. Cashless exercise of the options permissible, and once exercised same will be registered with any registration statement the Company may in the future file. The aforementioned options are separate and apart from the rights Counsel shall have to participate in the Company's Employee. Stock Option Plan, on the same terms and conditions applicable to officers of the Company.

    4.4 Bonuses The Board of Directors shall authorize such cash bonuses and other compensation as it may from time to time determine to be appropriate and consistent with industry practice.

    4.5 Termination Compensation. The Company recognizes that Counsel was recruited by the Company, and has relocated from a jurisdiction where he is a member of the Bar in private practice, to the State of Florida, where he is not a member of the bar, (except for admission under the Florida Corporate Counsel Rule in order to work solely for the Company) and has left his Washington, D.C. law practice in order to devote a substantial part of his time and attention to the Company. If Counsel's employment is terminated pursuant to Paragraph 7.1
(a),(b),(c) or (e) of this Agreement, Employee's Base Salary shall be continued for a period equal to eighteen (18) months, regardless of whether Employee is re-employed on a full-time or part-time basis or becomes self employed. The Termination Compensation shall be paid in equal periodic installments on the first and fifteenth days of each month. No termination compensation shall be paid to Employee in the event his termination is voluntary, or "For Cause" as defined in Paragraph 12 of this Agreement.

    4.6 Withholding. The amounts stated in this Article 4 are stated in gross amounts. The Company is or may be required to withhold from such gross amount deductions for federal, state or local taxes, F.I.C.A. and such other taxes required by appropriate governmental agencies. The amount to be paid Counsel shall be net of such amounts withheld.

    4.7 Equity Compensation. In addition to Counsel's compensation provided above, the Company may grant to Counsel additional equity or options for membership interests of the Company after the date hereof. The value of the additional equity granted to Counsel hereunder shall be determined by the Board of Directors. If the Company has more than one form, type, or class of equity securities or convertible instruments, Counsel shall have the right to select which form, type, or class of stock and/or convertible instruments he shall receive hereunder. The grant of additional equity or options may be subject to a vesting schedule. Notwithstanding the foregoing, if Counsel's employment is terminated for any reason, other than Counsel's voluntary resignation, the equity interest hereunder shall vest and be transferred to Counsel as of the date of Counsel's termination of employment. Furthermore, if the Company undergoes a change of control, all of the equity interest hereunder shall vest immediately.

    5.   Reimbursement for Expenses.

    5.1 Reimbursement. The Company shall reimburse Counsel or cause him to be promptly reimbursed for all reasonable and necessary expenses incurred in furtherance of the business and affairs of the Company, including, but not limited to, all travel expenses and living expenses while away from home on business or at the request of the Company. Likewise, Counsel shall be reimbursed for expenses incurred for attendance at legal or business seminars or courses, as well as for all bar admission costs, dues, legal materials, and related items. Seminar and course attendance must be pre approved by the President or his delegate. Such reimbursement shall be effected as soon as reasonably practicable after such expenditures are made, against presentation of signed, itemized expense reports in accordance with the present travel and business expense reimbursement policies of the Company.

    6.   Fringe Benefits.

    6.1 Benefits. The Company shall furnish to Counsel, at the Company's expense, the following specific benefits in addition to any other benefits provided in the Agreement.

         (a) Company paid medical insurance coverage which shall be complete coverage without any deductions or exclusions for pre-existing conditions. The Company shall pay the portion of the insurance policy premium that corresponds to Counsel, and Counsel shall pay that portion of the premium that corresponds to his dependents. The insurance coverage provided to Counsel shall be no less favorable to Counsel and his family, than the insurance coverage provided by the Company to any other employee, agent, officer or similar operative of the Company or that which is in effect on the Effective Date; and

    6.2 Other Benefits. The Company plans to maintain employee benefit plans and arrangements. Counsel shall be entitled to and may elect to participate in, or receive benefits equivalent to, any plans or arrangements instituted subsequent hereto by the Company for its officers (including without limitation each pension and retirement plan and arrangement, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan). The Company shall not make any changes in such plans or arrangements which would adversely affect Counsel's rights or benefits thereunder. Nothing paid to Counsel under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the base salary payable to Counsel.

    6.3 Post Termination Benefits. If Counsel's employment is terminated for any reason other than Counsel's voluntary resignation, the Fringe Benefits provided to Counsel under this Article 6 shall be continued for a period equal to eighteen (18) months. In addition, Counsel shall be reimbursed for all reasonable job search and placement costs incurred in securing new employment, including up to $5,000. per year of educational costs related thereto.

    6.4 Vacations. Counsel shall be entitled to fifteen (15) vacation days in each calendar year, and to compensation for earned but unused Vacation days, determined in accordance with the Company's vacation plan. Counsel shall also be entitled to all paid holidays given by the Company to its executives. The number of vacation and paid holidays and the policies related thereto available to Counsel shall be no less favorable to Counsel than the vacation and holiday benefits provided to any other employee, agent or similar operative or those in effect on the Effective Date.

    6.5 Service Furnished. The Company shall furnish Counsel with office space, a personal secretary, word processing and computer assistance and such other facilities and services as shall be suitable to Counsel's position and adequate for the performance of his duties as set forth herein.

    7.   Termination.

    7.1 Events of Termination. This Agreement may only be terminated upon the following circumstances:

         (a) Death. The death of Counsel;

         (b) Disability. Counsel's Disability and election of the Company to terminate as set forth in Sections 7.2 and 7.3, respectively;

         (c) Term Expiration. The expiration of the Initial Term or any Renewal Term only if the written notice provided for in Section 3.2 has been delivered to Counsel after the beginning of the Tenn that is to be the last Term and one hundred eighty (180) days prior to the expiration of the Term for which the notice is to be effective;

         (d) Termination For Cause by the Company. Written notice from the Company delivered to Counsel that his employment is terminated For Cause, as that term is defined below; and

         (e) Termination for Good Reason by Counsel. Written notice from Counsel delivered to the Company that his employment is terminated For Good Reason as that term is defined below.

    7.2 Definition of Disability. "Disability" as applied to Counsel shall be deemed to have occurred whenever Counsel has suffered physical or mental illness or infirmity of such nature, degree or effect as to render Counsel substantially unable to perform his duties as delineated in Article 2 hereof for a period of twelve (12) consecutive months.

    7.3 Termination in the Event of Disability. In the event of Counsel's Disability, the Company shall have the right to terminate Counsel's employment at any time upon sixty (60) days' advance written Notice of Termination to Counsel, provided however, that Counsel may contest the determination of Incapacity at any time as provided in Section 7.4. If Counsel contests the determination of Disability, his employment shall not terminate until the expiration of 60 days following a final determination of Disability. If the Company has not elected to terminate Counsel's employment after Disability has occurred, the Company may appoint another person to temporarily perform the duties of Counsel, but in such case such appointment shall not constitute a termination of Counsel's employment nor a breach by the Company of this Agreement.

    7.4 Determination of Disability. Counsel's physician, at the Company's request, shall determine, according to the facts then available to him, whether Disability has occurred and is continuing. Such determination shall be made in good faith and not arbitrarily or unreasonably made. The Board may request the opinion of a reputable and qualified physician mutually acceptable to Counsel and the Company to examine Counsel for the purpose of determining whether Counsel is in fact disabled. The fees of such physician, as well as any other expenses related to such physician's examination of Counsel, shall be paid by the Company. Counsel shall be given written notice of the intent of the Company to make such request and Counsel shall be provided with sufficient time to respond thereto. In the event Counsel's physician and the mutually agreed upon physician do not concur, Counsel shall have the right to request the appointment of a mutually agreeable third physician who shall consult with the other two physicians and make a final binding determination with respect to Counsel's Disability.

    7.5 For Cause. Except for Disability or termination upon expiration of the Term, the Company may terminate Counsel's employment only "For Cause." For purposes of this Agreement, the Company shall have Cause to terminate Counsel's employment only if termination by the Company shall have taken place as a direct result of: (i) Counsel's conviction of a crime which constitutes a felony in the jurisdiction involved or (ii) Counsel's willful failure or refusal to perform his lawful duties as required by this Agreement following written notice of such failure or refusal, and failure to cure or contest same within sixty (60) days of Counsel's receipt of notice.

    7.6 Termination by Counsel. Counsel may, at Counsel's option, terminate his employment hereunder for Good Reason.

    For the purposes of this Agreement, "Good Reason" shall mean (a) a change in Control of the Company (as defined below), (b) a failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Counsel to the Company, (c) any purported termination of Counsel's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 7.8 hereof (and for purposes of this Agreement no such purported termination shall be effective), (d) any act or pattern of acts of hostility toward Counsel or creation of a hostile work environment, or (e) any time when Counsel's health is impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Counsel shall have furnished the Company with a written statement from a physician to such effect, if requested by the Company (f) relocation of the Company from the Orlando metropolitan area.

    7.7 Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if there is any change in legal or beneficial share ownership from that reflected on the Effective Date in the transfer ledger or other record of share ownership of the Company other than in connection with (i) a public offering; or (ii) any change in Share ownership which effects less than twenty five percent (25%) of the issued and outstanding stock of the Company when aggregated with all prior transfers during the immediately preceding twelve (12) month period.

    7.8 Notice of Termination. Any termination of Counsel's employment by the Company or by Counsel shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Counsel's employment under the provision so indicated.

    7.9 Date of Termination. "Date of Termination" shall mean (i) if Counsel's employment is terminated by his death, the date of his death, (ii) if Counsel's employment is terminated pursuant to paragraph 7.1(b) above, sixty (60) days after Notice of Termination is given (provided that Counsel shall not have returned to the performance of his duties on a full-time basis during such sixty
(60) day period), (iii) if Counsel's employment is terminated pursuant to paragraph 7.1(c) above, the date specified in the Notice of Termination, and
(iv) if Counsel's employment is terminated for any other reason the date on which a Notice of Termination is given.

    7.10 Payment Upon Termination by Company. If Counsel's employment shall be terminated pursuant to Sections 7.1(a), (b), (c), (d) or (e), the Company shall pay Counsel his base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. Thereafter, compensation shall be paid as herein provided. If Counsel dies, however, Counsel's spouse shall receive all compensation, including post termination compensation, due to Counsel.

    7.11 Miscellaneous. Termination of employment of Counsel shall not terminate this Agreement. Counsel, however, shall not be obligated to mitigate damages by seeking employment elsewhere.

    8.   Confidential Information.

    8.1 Counsel agrees that he will not either during the term of this Agreement or at any time after the termination thereof, disclose or make accessible to any other person (except pursuant to the valid order of a court or governmental agency), or use for the benefit of himself or any other person, any Confidential Information as hereinafter defined.

    8.2 "Confidential Information" for the purposes of this Employment Agreement means any knowledge of information which is not generally known or available relating to the existing or contemplated products, or services, equipment, processes and methods, technology, research, engineering or developmental work, processes, formulae, inventions, plans, business procedures, sales methods, customer lists, customer usage and requirements, raw materials and the suppliers and costs thereof, and other confidential business information and data relating to the affairs of the Company or of any other subsidiary or division of the Company with which Counsel may have an association or relationship. Confidential Information shall not, however, include any information which (a) has become knows in the industry through no wrongful act of Counsel; (b) has been rightfully received from a third party without restriction and without breach of this Agreement; (c) has been furnished to a third party by the Company without a similar restriction on the third party's rights; or (d) is in the public domain.

    9. Notices. Any notices and communications required to be given under this Employment Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or delivered by hand to the parties at the addresses set forth below, or at such other addresses as any party may designate to the others by notice hereunder:

    If to the Company: 201 Park Place, Suite 321, Altamonte Springs, Fl. 32701

    If to Counsel: 256 Altamonte Bay Club Circle, #204, Altamonte Springs, Fl. 32701

    10. Review. Each year in January, the Company and Counsel agree to meet to review the performance of Counsel, Counsel's status with the Company and the status of the Company.

    11. Good Faith. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consents or approvals and all actions taken in compliance with or relating to this Agreement shall not be unreasonably withheld or delayed and shall be reasonable exercised in good faith.

    12. Severability. If any provision or term of this Agreement shall be found by any court of competent jurisdiction to be unenforceable, the remaining terms and provisions hereof shall remain in full force and effect, as if such unenforceable provision or term had never been a part hereof.

    13. Captions. The expiration of the Initial Term or any Renewal Term only if the written notice provided for in Section 3.2 has been delivered to Counsel after the beginning of the Term that is to be the last Term and one hundred eighty (180) days prior to the expiration of the Term for which the notice is to be effective Te headings of paragraphs hereof are used for convenience only and shall not affect the meaning or interpretation of the contents hereof.

    14. Successors. This Agreement is personal and may not be assigned by Counsel. This Agreement shall inure to the benefit of and be binding upon the

Company's successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement and form and substance satisfactory to Counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain such agreement prior to such succession shall be a breach of this Agreement and shall entitle Counsel to compensation in the same amount and on the same terms as if he terminated his employment for Good Reason. The date on which the succession becomes effective shall be deemed the Date of Termination. For purposes of this Agreement "Company" shall mean not only the Company as defined herein, but also any successor to its business or assets or which otherwise becomes bound under this Agreement by operation of law.

    15. Entire Agreement. This Employment Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes the Agreement entered into between the parties on December 1, 1998. This Agreement may not be modified or amended or waived or discharged except in writing signed by all parties.

    16. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of Florida.

    IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the day and year first above written.


                                          FINANCIALWEB.COM, INC.


                                          /s/ Kevin A. Lichtman
                                          ------------------------------
                                          KEVIN A. LICHTMAN
                                          President



                                          /s/ James P. Gagel
                                          ------------------------------
                                          JAMES P. GAGEL
                                          Counsel